Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-201464-01) of Brixmor Operating Partnership LP and Subsidiaries and in the related Prospectus of our report dated February 19, 2015, with respect to the consolidated financial statements and schedules of Brixmor Operating Partnership LP and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

New York, New York
February 13, 2017